EXHIBIT 10.13

COMMERCIAL LEASE
DATED AS OF
DECEMBER 10, 2010
BETWEEN
NIVEK INVESTMENTS I, LLC
AND
KARYOPHARM THERAPEUTICS, INC.

SUMMARY OF BASIC TERMS

The following is a summary of certain basic terms of this Lease which is intended for the convenience and reference of the parties.  In addition, some of the following items may be incorporated into the Lease by reference to the “Summary of Basic Terms”.

LANDLORD:	Nivek Investments I, LLC
c/o Stonegate Group, LLC
83 Speen Street
Natick, Massachusetts 01760

TENANT:	Karyopharm Therapeutics, Inc.
2-4 Mercer Road
Natick, Massachusetts 01760

PREMISES:

Approximately 4,094 square feet of rentable area in the building (the “Building”) situated at the real estate (the “Land”) known as 2-4 Mercer Road, Natick, Massachusetts, which Building consists of approximately 17,284 square feet of rentable area in the Building (hereinafter the Land and the Building are collectively referred to as the “Property”)

TERM:

Two (2) Years, plus such additional number of days as there are remaining in the month of the Commencement Date, if said Commencement Date is on other than the first day of the month (said period sometimes being referred to as the “Original Term”), subject to the exercise of the Extension Option as hereinafter defined

EXTENSION OPTION:	One (1) Two-year option

COMMENCEMENT DATE:	The later of January 1, 2011 or two business days following the date on which Landlord’s Work is complete

RENT COMMENCEMENT DATE:	The later of January 1, 2011 or two business days following the date on which Landlord’s Work is complete

TERMINATION DATE:	11:59 p.m. on the day before that date which is two years after the Commencement Date, subject to exercise of the Extension Option

BASE RENT:

Year 1 of the Lease (the period commencing with the Commencement Date and ending on the first anniversary of the Commencement Date): $51,175.00 per annum payable in monthly installments of $4,264.58, pro-rated for any partial month or year;

Year 2 of the Lease (i.e. the period commencing with the day following Year 1 to the second anniversary of the Commencement Date); $53,222.00 per annum payable in monthly installments of $4,435.17;

Year 3 of the Lease, if Extension Option is exercised (i.e. the period commencing with the day following Year 2 to the third anniversary of the Commencement Date): $53,222.00 per annum payable in monthly installments of $4,435.17;

Year 4 of the Lease, if Extension Option is exercised (i.e. the period commencing with the day following Year 3 to the fourth anniversary of the Commencement Date): $55,269.00 per annum payable in monthly installments of $4,605.75.

ADDITIONAL RENT:	See Section 5(b)

TENANT’S PROPORTIONATE SHARE:

23.69%. Tenant’s Proportionate Share is computed on the basis of the Premises containing approximately 4,094 square feet of rentable area and the building containing a total of 17,284 square feet of rentable area.

TENANT’S PARKING SPACES:	Non-exclusive right to twelve (12) parking spaces

SECURITY DEPOSIT:	$30,000.00

PERMITTED USE:	Administrative and general office space use

BROKER:	None

GUARANTOR:	SBH Sciences, Inc.

1.                                      PARTIES.  In consideration of the covenants contained herein, the Landlord, which expression shall include its successors and assigns where the context so admits, does hereby lease to Tenant, which expression shall include its successors and assigns where the context so admits, which hereby leases from the Landlord, the Premises described below.

2.                                      PREMISES.  The Tenant hereby leases the Premises together with the right to use in common, with others entitled thereto, the hallways and corridors, entranceways, sidewalks, concourses, approaches, parking areas, to the extent of the permitted number of Tenant’s Parking Spaces, and area ways necessary for access to the Premises.  The Premises are identified on Exhibit A attached hereto; however, nothing in Exhibit A shall be treated as a representation that the Premises shall be precisely the dimensions or shapes as shown, it being the intention of the parties only to show diagrammatically, rather than precisely, on Exhibit A, the layout of the Premises.  Neither the Base Rent nor Tenant’s Proportionate Share shall increase or decrease in the event the actual square footage of the Premises or the Building is less than or greater than the square footage set forth on the Summary of Basic Terms.  In no event may the Tenant’s employees or invitees occupy more than the number of parking spaces indicated in the Summary of Basic Terms.

3.                                      TERM.  The term of this Lease shall commence on the Commencement Date and end on the Termination Date, subject to any Extension Option referenced herein.

4.                                      DELIVERY OF PREMISES.  Except for the work (“Landlord’s Work”) as set forth in Exhibit B, if any, attached hereto which shall be completed as set forth on Exhibit B, Landlord shall deliver the Premises to the Tenant broom clean, but otherwise “AS IS” as to condition and layout.  If no Exhibit B is attached hereto, then the Premises are being delivered “AS IS” with no work to be performed by Landlord.  The Tenant acknowledges that it has leased the Premises after a full and complete examination of the same, and by its execution and delivery of this Agreement, Tenant hereby acknowledges that, except as set forth herein, neither Landlord, nor Landlord’s agents, has made any representation or promises with respect to the Premises or the uses which are permitted by applicable laws and ordinances.

In the event Tenant requires work in excess of Landlord’s Work identified in Exhibit B, Tenant agrees, in such event, to pay to Landlord all of Landlord’s actual costs and expenses attributable thereto, which sums shall be deemed Additional Rent and shall be paid to Landlord within thirty (30) days after Landlord transmits to Tenant itemized statements therefore and for nonpayment thereof, Landlord shall have all the rights and remedies for nonpayment of rent.

Occupying all or any portion of the Premises by Tenant shall be conclusive that the Premises are in satisfactory condition and acceptable to Tenant subject to deficiencies listed in writing by Tenant to Landlord within thirty (30) days after Tenant’s occupancy and to latent defects.

5.                                      (a)                                 BASE RENT.  The Tenant shall pay to the Landlord the Base Rent set forth on the Summary of Basic Terms and all Additional Rent and other charges (collectively with the Base Rent the “Rent”), without prior notice or demand and without set-off or deduction of any kind whatsoever.  The Base Rent shall be payable by Tenant to Landlord on the first day of each calendar month included in this Term, commencing on the Rent Commencement Date, with any portion of a calendar month included at the beginning or end of the Term and shall be payable at the rate of one thirtieth (1/30) of such monthly installment.  Base Rent shall be paid as follows, with the first month’s Rent paid upon execution of this Lease:

(b)                                 ADDITIONAL RENT.  In addition to Base Rent, the Tenant shall pay, as “Additional Rent”, with each installment of Base Rent, the Tenant’s Proportionate Share of Operating Costs for each Lease Year or portion thereof during the Term hereof.  The Tenant shall pay to the Landlord monthly installments on account of Tenant’s Proportionate Share of projected Operating Costs for the Lease Year, reasonably calculated by the Landlord on the basis of the most recent Operating Costs data for actual Operating Costs for such Lease Year, pro-rated for any partial month.  If the total of such monthly installments in any Lease Year is greater than the actual Operating Costs for such Lease Year, the Tenant shall be entitled to a credit against the Tenant’s Base Rent obligations hereunder in the amount of such difference; provided, however, that in the event of an overpayment by Tenant during the last Lease Year, Landlord shall reimburse Tenant within sixty (60) days following the end of the Lease Year.  If the total of such monthly installments is less than the actual Operating Costs for such Lease Year, the Tenant shall pay to the Landlord the amount of such difference within thirty (30) days of receipt of billing therefor; provided, however, that in the event of an underpayment by Tenant during the last Lease Year, Landlord shall bill Tenant therefore within sixty (60) days following the end of the Lease Year.  Landlord shall provide Tenant with such back-up documents as it shall reasonably request, but Tenant shall not delay payment on account of any request for such documentation or the receipt thereof.

(c)                                  For the purpose of this Lease, “Lease Year” shall mean any fiscal year from January 1 to December 31, except that the first Lease Year during the term of this Lease shall commence on the Commencement Date and the last Lease Year during the term of this Lease shall end on the date this Lease terminates (each of such first and last Lease Years are referred to in the immediately preceding Section (b) as a “Partial Lease Year”).

(d)                                 For purposes of this Lease, the term “Operating Costs” shall include the following expenses to the extent reasonably incurred (i) insurance premiums for the Property, including without limitation, premiums for property and casualty insurance and public liability insurance, each with such endorsements, including a loss of rent endorsement, as the Landlord deems reasonably necessary; (ii) costs for electricity, gas and all other utilities required in the operation and maintenance of the Property (except in the event electricity and/or gas is separately metered, in which case they shall be payable directly by Tenant or other tenants); (iii) water and sewer use charges for the Property; (iv) real estate taxes and all other general and special taxes, including assessments for local improvements and other governmental levies, betterments and other charges which may be lawfully charged, assessed or imposed upon the Building and the Property which are paid or payable for a tax year wholly or partially within the term of this Lease, equitably adjusted in the event the term of this Lease does not coincide with the tax year (collectively the “Taxes”).  If some method or type of taxation or assessment shall replace in whole or in part, the current method of assessment of Taxes, or the type thereof, Tenant agrees that Tenant shall pay Tenant’s Proportionate Share of the same; (v) costs of snow-plowing and removal and landscaping; (v) amounts paid to independent contractors for services, materials and supplies furnished for or in connection with the operation of the Property except areas which are for the exclusive use of individual tenants or which individual tenants are required to maintain; (vi) costs and expenses of services, materials and supplies furnished or used in connection with the operation, maintenance, cleaning and protection of the Property; and the costs and expenses incurred in the maintenance, repair or replacement of the mechanical, electrical, plumbing and other building systems, other than the HVAC system, and the other equipment serving or used in connection with or relating to the Property and not serving exclusively the Premises or other rentable space, with all capital expenditures shall be amortized and invoiced based on the useful life of the improvement; (viii) amounts paid to supervisors, janitors, carpenters, mechanics, electricians, and other personnel (including wages, salaries and other compensation, and payroll, social security, disability benefits and the like) and managing agents and for legal, accounting and other professional fees relating to the to the extent such amounts relate to the operation, management, repair, maintenance, cleaning and/or protection of the Property, but excluding such fees paid in connection with negotiations for or enforcement of leases; and (ix) all other expenses incurred in connection with or relating to the operation, management, repair, maintenance, cleaning and protection of the Property, which types of expenses shall be similar to those of similar projects in the Greater Boston market.  Operating Costs shall be computed on an accrual basis and shall be determined in accordance with generally accepted accounting principles consistently applied.  They may be incurred directly or by way of reimbursement, and shall include taxes applicable thereto.  There shall be excluded from Operating Costs any and all costs and expenses: (i) incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building; (ii) debt service and depreciation; (iii) expenses for which the Landlord, by the terms of this Lease or any other lease, makes a separate charge; (iv) leasing fees or commissions, attorneys’ fees, and other costs and expenses incurred in connection with negotiations or disputes with prospective tenants of the Building or litigation to collect rent from other tenants of the Building; (v) cost of repairs or replacements incurred by reason of fire or other casualty or condemnation for which Landlord is reimbursed by insurance; (vi) costs and expenses incurred by the Landlord for the Landlord’s Work and any other work which by the terms of this Lease the Landlord has expressly agreed to pay; and (vii) costs and expenses for the maintenance, repair and/or replacement of the roof, the structural walls and slab of the Building and HVAC equipment serving the Premises and Building.

Upon written request by Tenant, the Landlord shall deliver to Tenant all information, tax bills and other details reasonably necessary to verify the Operating Costs.  Upon not less than thirty (30) days prior written notice to Landlord and not more frequently than one (1) time each calendar year, Tenant shall have the right to inspect and/or audit the Landlord’s books at the Landlord’s place of business.  There shall be no right to such information unless the request is made within one (1) year of the last day of the year in question.  If the results of Tenant’s review show an overcharge to Tenant, then Landlord shall credit or refund to Tenant such overcharge within sixty (60) days of notification by Tenant of the overcharge.

(e)                                  NET LEASE.  This Lease shall be deemed and construed to be a triple net lease and, except as herein otherwise expressly provided, the Landlord shall receive the Base Rent, and Additional Rent and all other payments hereunder to be made by the Tenant free from any charges, assessments, impositions, expenses, or deductions of any and every kind or nature whatsoever, except unless otherwise herein expressly provided.

6.                                      SECURITY DEPOSIT/FINANCIALS.  The Landlord shall hold the Security Deposit throughout the term of this Lease, as security for the performance by the Tenant of all obligations on the part of the Tenant to be kept and performed.  The Landlord shall have the right from time to time, without prejudice to any other remedy the Landlord may have on account thereof, to apply such Security Deposit, or any part thereof, to the Landlord’s damages arising from any default on the part of the Tenant beyond applicable notice and cure periods.  Upon such application the amount so applied shall be paid by Tenant to Landlord upon demand in order that the Security Deposit may at all times be equal to the amount set forth in the Summary of Basic Terms.  The Tenant not then being in default beyond applicable notice and cure periods, the Landlord shall return the Security Deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 6, to the Tenant on the expiration or earlier termination of the Lease Term and surrender of possession of the Premises by the Tenant to the Landlord at such time.  The Landlord shall, unless otherwise required by law, have no obligation to pay interest on the Security Deposit and shall have the right to commingle the same with the Landlord’s other funds.  If the Landlord conveys the Landlord’s interest under this Lease, the Security Deposit, or any part thereof not previously applied, shall be turned over by the Landlord to the Landlord’s grantee, and the Tenant agrees to look solely to such grantee for proper application of the Security Deposit in accordance with the terms of this Section 6 and the return thereof in accordance herewith.  If Tenant shall default in the payment of Rent beyond applicable cure periods, then, upon Landlord’s request, Tenant shall furnish to Landlord, at Tenant’s sole cost and expense, the most recent annual financial statements of Tenant (audited if audited statements have been recently prepared on behalf of Tenant) and management prepared year to date financials, certified as being true, accurate and correct by the President or the Treasurer of the Tenant.

Notwithstanding anything to the contrary contained herein, provided that Tenant shall not then be in default under this Lease beyond applicable notice and cure periods and provided further that Tenant shall have timely made all payments of Rent, the Security Deposit shall be reduced to $9,211.50 on the date which is one year after the Commencement Date, and Landlord shall return the balance of the Security Deposit to Tenant.

7.                                      UTILITIES.  The Tenant shall pay for all electricity, gas and other utilities required or used in the operation or maintenance of the Premises (whether or not separately metered).  Landlord shall in no event be liable for failure to perform any of its obligations, including the foregoing, when prevented from doing so due to any accident, to the making of repairs, alterations or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for the Building, or to any other cause beyond the Landlord’s control; provided, however, that Rent shall abate during any period in which the Premises cannot be used for the Permitted Use as a result of an interruption in utility service caused by Landlord’s negligence.

8.                                      USE OF THE PREMISES.  The Tenant shall use the Premises only for the Permitted Use and for no other uses.  Tenant will not place on the exterior of exterior walls (including both interior and exterior surfaces of windows and doors) or on any part of the Building outside the Premises or otherwise on any portion of the Property, any signs, symbols, advertisement or the like visible to public view outside of the Premises without the prior consent of Landlord, not to be unreasonably withheld, subject in all instances to applicable municipal laws and ordinances.  Without limitations, lettering on windows is expressly prohibited.

9.                                      COMPLIANCE WITH LAWS.  The Tenant acknowledges that no trade or occupation shall be conducted in the Premises, or use made thereof, which will be unlawful, noisy or offensive, or contrary to any law or any municipal bylaw or ordinance in force in the city or town in which the Premises are situated.  The Tenant, at its expense, shall materially comply with all rules, ordinances, orders, regulations and requirements of all governmental authorities and any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions and governing insurance rating bureaus; and shall not do or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by any governmental authority, Board of Fire Underwriters or any other similar body having jurisdiction, or insurance rating bureau; and shall keep the Premises equipped with all safety appliances or equipment required by any governmental authority, Board of Fire Underwriters or other similar body or governing insurance rating bureau; and shall procure all licenses, permits or other approvals required because of such use (and equip the Premises with all safety appliances or equipment required thereby), it being understood that the foregoing provisions shall not be construed to broaden in any way the Permitted Use of the Premises.  Additionally, the Tenant shall materially comply and cause all employees to materially comply with all reasonable rules and regulations from time to time established by the Landlord by suitable notice.  Landlord shall not, however, be responsible for non-compliance with any such rules and regulations by any other tenant or occupant of the Building, but shall enforce all rules and regulations in a uniform manner.  If the Tenant receives notice of any violation of law, ordinance, order, permit conditions or regulation applicable to the Premises or the use and maintenance thereof, it shall give prompt written notice thereof to the Landlord.  Tenant shall have the right to contest the assertion by any governmental authority of the violation of any law, statute, code, ordinance, rule or regulation.  Tenant hereby covenants and agrees to indemnify, defend, and hold Landlord harmless from and against any loss or damage, including reasonable counsel fees and related costs, to the extent resulting from any violation of any law, statute, code, ordinance, rule or regulation by Tenant or its agents or representatives or persons on the Premises at the invitation of the Tenant during the Term.  Notwithstanding any provision of this Lease to the contrary, this Lease is not conditioned or contingent on the availability of any applicable permits, licenses, variances or other approvals of any kind.

10.                               FIRE INSURANCE.  The Tenant shall not permit any use of the Premises which will make voidable any insurance on the Property of which the Premises are a part, or on the contents of said Property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers.  The Tenant shall, on demand, reimburse the Landlord, and all other tenants, for all extra insurance premiums caused by the Tenant’s use of the Premises.  In the event that the Tenant’s use of the Premises requires modifications to the fire, life and/or safety equipment servicing the Building, the Tenant shall pay the costs of the same.

11.                               MAINTENANCE OF PREMISES.

(a)                                 The Tenant agrees at its sole expense, to maintain in good order, condition and repair, the Premises, as improved by the Tenant, including the maintenance, repair and replacement of all mechanical, electrical, plumbing and other building systems serving exclusively the Premises, in good order, condition and repair, reasonable wear and tear, damage by fire and other casualty and condemnation only excepted.  Additionally, Tenant shall, whenever necessary, replace plate glass and other glass therein, acknowledging that the glass is now whole.  The Tenant shall not permit the Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste.  Tenant will maintain an adequate and systematic program to ensure that the Premises are maintained free of rodent and vermin infestation.  Tenant shall cause garbage and refuse to be removed from the Premises at Tenant’s sole expense.

(b)                                 The Landlord agrees to maintain the foundation, roof and other structural portions of the Building of which the Premises are a part and the plumbing and electrical systems serving the Building (exclusive of those systems serving exclusively the Premises) and the HVAC system servicing the Premises and Building in good order, condition and repair, reasonable wear and tear, damage by fire and other casualty only excepted, unless such maintenance is required as a result of any act, omission or neglect of the Tenant or those for whose conduct the Tenant is legally responsible.  The costs and expense of all such maintenance shall be included in Operating Costs, except as a result of any act, omission or negligence of the Tenant, for which Tenant shall be responsible, and fire or other casualty, to the extent such loss is covered by insurance.

(c)                                  Landlord shall maintain the common areas of the Building and Property in good condition and shall arrange for snow-plowing and removal, for landscape maintenance of the Property, and pest extermination, all of which such expenses shall be treated as Operating Costs.  Additionally, the Landlord shall be solely responsible for the maintenance, repair and/or replacement of the roof, structural walls and slab of the Building, and the HVAC system servicing the Premises and Building, all at Landlord’s sole cost and expense.

(d)                                 Tenant acknowledges that, in all events, Tenant is responsible for providing security to the Premises and its own personnel.

12.                               ACCEPTANCE ALTERATIONS - ADDITIONS.

(a)                                 Except for the Landlord’s Work, if any, the Tenant accepts the Premises “As Is”.  The Tenant shall not make structural alterations or additions to the Premises, including, without limitation, roof cuts, punctures and penetrations of any kind, but may make non-structural alterations, provided that, in each instance where the proposed alterations are estimated to cost in excess of $10,000.00 in the aggregate, the Landlord consents thereto in writing, which consent shall not be unreasonably withheld.  Tenant shall not be required to obtain the Landlord’s consent for non-structural alterations which are estimated to cost less than $10,000.00 in the aggregate.  All such allowed alterations, shall be at Tenant’s expense and shall be of a quality at least equal to the present construction.  Tenant shall not permit any mechanics’ liens, or similar liens, to remain upon the Premises for labor and material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed at the direction of Tenant and shall cause any such lien to be released of record forthwith without cost to Landlord nor shall any improvements be subject to any security interest or lien of any kind.

(b)                                 Tenant shall construct any permitted leasehold improvements to the Premises at Tenant’s sole cost and expense, in accordance with the provisions of this Section.  Once installed, all such leasehold improvements shall be part of the Premises and shall be the sole property of Landlord, excluding moveable or semi-moveable (i) trade fixtures and (ii) equipment and other personal property which shall remain the property of the Tenant.

(c)                                  All leasehold improvements constructed by Tenant within the Premises which require Landlord’s consent shall be done in accordance with plans and specifications first approved by Landlord, which approval shall not be unreasonably withheld.  Tenant agrees that Tenant’s construction shall be built in accordance with such approved plans and specifications and agrees to obtain from its architect certificates from time to time that such final plans and specifications meet all federal, state and local governmental requirements, including, without limitation, all applicable zoning laws, building codes, environmental codes, rules, ordinances or regulations, and any applicable laws and regulations regarding accommodations for handicapped persons.  Landlord shall not be deemed unreasonable for withholding approval of any improvements, alterations or additions which (i) adversely affect any structural, mechanical, plumbing, HVAC, electrical or exterior elements of the Building, or (ii) will require unusual expense to readapt the Premises to the condition of the Premises immediately before the proposed improvements on expiration or earlier termination of the Lease or (iii) will increase the cost of insurance or taxes on the Building or the Premises, unless Tenant agrees in writing to pay all such costs.  Tenant shall provide Landlord with a full set of as-built plans for the Premises so improved upon completion of such improvements.

(d)                                 All construction work in the Premises shall be done in a good and workmanlike manner and in compliance with the Lease, all applicable laws and ordinances, regulations and orders of governmental authority and insurers of the Building or the Premises.  Tenant further covenants that it shall not employ or permit the use of any contractors or laborers or otherwise take any action in connection with any work to the Premises which might in any way result in a labor dispute or disharmony with any personnel providing services at the Building.  Before Tenant begins any work, it shall secure all licenses and permits necessary therefor and cause each contractor to carry (1) worker’s compensation insurance in statutory amounts covering all the contractors and subcontractors employees, and (2) commercial general liability insurance with such limits as Landlord may reasonably require, but in no event less than $2,000,000, with property damage insurance with limits of not less than $2,000,000 (all such insurance to be written in companies approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance.  Tenant shall indemnify Landlord and hold it harmless from and against any cost, claim, or liability arising from any work done by or at the direction of Tenant.  All work shall be done so as to minimize interference with other tenants and with Landlord’s operation of the Building or other construction work being done by Landlord.  Without limiting any other provision of this Lease in performing any alterations or improvements to the Premises permitted by the terms of this Lease, Tenant shall be obligated at its sole cost and expense to perform any and all such alterations and improvements in compliance with the Americans with Disabilities Act (42 U.S.C. Section 12101 et seq.) and/or the Massachusetts architectural barriers laws and/or all similar state and municipal laws, and/or any regulations promulgated pursuant thereto, effective from time to time during the term of this Lease, and any period of holding over by Tenant (“ADA Requirements”), and Tenant shall be responsible at its sole cost and expense to make any further alterations or improvements to the Premises or Building required by the ADA Requirements as a result of the alterations or improvements to the Premises initially sought to be made by Tenant.  Any additional alterations or improvements made to effect compliance with the ADA Requirements shall likewise be made in accordance with the procedures and requirements established by this Section.  Notwithstanding the foregoing, Landlord shall be responsible, at Landlord’s sole cost and expense, for any improvements or alterations necessary to put or maintain the Premises or the Building in compliance with the ADA Requirements other than as the result of Tenant alterations or improvements.

13.                               ASSIGNMENT - SUBLEASING.  The Tenant shall not assign or sublet or otherwise transfer, voluntarily or involuntarily, the whole or any part of the Premises or this Lease, without the consent of the Landlord, which consent shall not be unreasonably withheld or delayed, provided the Tenant shall give Landlord written notice of the terms of the assignment, sublease or transfer and that the proposed assignee, sublessee or transferree is of good reputation and financial condition and its proposed use is permitted by all applicable by-laws and regulations, such proposed use is substantially identical to the Permitted Use and do not involve the handling, storage, or generation of Hazardous Substances, excluding from the foregoing nominal amounts of Hazardous Substances used in cleaning and provided further that Tenant shall pay all reasonable legal and other fees incurred by Landlord in connection with reviewing and approving any such assignment, sublease or transfer.  Notwithstanding such consent, Tenant shall remain fully liable to Landlord for the payment of all Rent and for the full performance of the covenants and conditions of this Lease.  It shall also be a condition of the validity of the assignment that the assignee agree directly with Landlord, in form satisfactory to Landlord, to be bound by all Tenant obligations under this Lease.  The acceptance by the Landlord of the payment of Rent shall not constitute the consent by the Landlord to any such assignment, sublease or transfer nor shall the same constitute a waiver of any right or remedy of the Landlord.  Without limitation of the rights of Landlord hereunder in respect thereto, if there is any assignment of this Lease by Tenant for consideration or a subletting of the whole of the Premises by Tenant at a rent which exceeds the rent payable hereunder by Tenant, or if there is a subletting of a portion of the Premises by Tenant at a rent in excess of the subleased portion’s pro rata share of the rent payable hereunder by Tenant, then Tenant shall pay to Landlord, as additional rent, forthwith upon Tenant’s receipt of the consideration (or the cash equivalent thereof) therefor, in the case of an assignment, and/or in the case of a subletting, One Hundred (100%) percent of such excess rent.  For the purposes of this Section 13, the term “rent” shall mean all Base Rent, Additional Rent or other payments and/or consideration payable by one party to the other for the use and occupancy of all or a portion of the Premises.

Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord’s consent or providing any excess rent to Landlord, to assign, sublet or transfer all or any part of the Premises or this Lease to (a) an Affiliated Entity (hereinafter defined) so long as such entity remains in such relationship to Tenant, and (b) a Successor, provided that prior to or simultaneously with any such transfer, such Affiliated Entity or Successor, as the case may be, agrees directly with Landlord, in form satisfactory to Landlord, to be bound by all Tenant obligations under this Lease.  For the purposes hereof, an “Affiliated Entity” shall be defined as any entity which is controlled by, is under common control with, or which controls Tenant.  For the purposes hereof, a “Successor” shall be defined as any entity into or with which Tenant is merged or with which Tenant is consolidated or which acquires all or substantially all of Tenant’s stock or assets, provided that the surviving entity shall have a net worth at least as great as Tenant’s upon execution of this Lease.  At Tenant’s request and Tenant’s sole cost and expense, Landlord shall execute such commercially reasonable documents and instruments as Tenant may reasonably request in connection with a Transfer.

14.                               SUBORDINATION/ESTOPPEL CERTIFICATES/RIGHTS OF MORTGAGEE.

(a)                                 Subordination of Lease.  Except to the extent that it may be provided otherwise by written agreement between Tenant and a mortgagee, or otherwise elected by a mortgagee, this Lease shall be subordinate to any mortgage or to any other voluntary lien or encumbrance affecting the Property or Building or any part thereof, whether now existing or hereafter granted.  Any mortgagee shall have the right, at its option, to subordinate its mortgage to this Lease, in whole or in part, by recording a unilateral declaration to such effect.  Notwithstanding the foregoing provisions of this Section, Tenant agrees, at the request of Landlord or any mortgagee, to execute and deliver promptly any certificate or other instrument which Landlord or such mortgagee may request to further evidence the subordination of this Lease and all rights of Tenant hereunder to any mortgage, and to all advances made under such mortgage and/or agreeing to attorn to such mortgagee in the event that it succeeds to Landlord’s interest in the Property, provided that (i) the holder of any such mortgage shall execute and deliver to Tenant a non-disturbance agreement in a form approved by the holder of such mortgage.

(b)                                 Right to Cure.  No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant’s obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord’s act or failure to act to first mortgagees of record, if any, and to any other mortgagees of whom Tenant has been given written notice, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant’s rights; and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section shall be deemed to impose any obligation on any such mortgagees to correct or cure any such condition.  “Reasonable time” as used above means and includes a reasonable time to obtain possession of the Property and Building if any such mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist.

(c)                                  Prepaid Rent.  No Rent shall be paid more than thirty (30) days prior to the due dates thereof and, as to any mortgagees of whom Tenant has been given written notice, payments made in violation of this provision shall (except to the extent that such rents are actually received by such mortgagee) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee (excluding the first month’s rent payable upon execution of this Lease).

(d)                                 Continuing Offer.  The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee (particularly, without limitation thereby, the covenants and agreements contained in this Section) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such mortgagee; every such mortgagee is hereby constituted a party to this Lease as an obligee hereunder to the same extent as though its name was written hereon as such; and such mortgagee shall be entitled to enforce such provisions in its own name.

(e)                                  Estoppel Certificate.  Landlord and Tenant agree, at any time and from time to time, within ten (10) days’ of written request by the other party, or its mortgagee (the “Requesting Party”), to execute, acknowledge and deliver to the Requesting Party a statement in writing certifying: that this Lease is presently in full force and effect and unmodified except as may be indicated, with a true and correct copy of the Lease and any and all amendments and side agreements, if any, attached; the commencement and expiration dates of the Term; that the Tenant has accepted possession of the Premises except as may be indicated, any improvements required by the terms of this Lease to be made by the Landlord have been completed to the satisfaction of the Tenant except as may be indicated; that no rent under the Lease has been paid more than thirty (30) days in advance of its due date (except for security deposits, if any, in a specified amount); that the addresses for notices to be sent to the Landlord and Tenant are as set forth in the Lease or as specified in such certificate; that the Tenant as of the date of executing the certificate has no charge, lien or claim of offset under the Lease, or otherwise, against rents or other charges due or to become due thereunder except as may be indicated; that the Requesting Party is not in default of its obligations under this Lease, except as may be indicated; and as to such other information as the Requesting Party’s lender, prospective lender, purchaser or prospective purchaser may reasonably require.  In addition, in the event the Tenant receives written notice from the Landlord and the holder of a mortgage, or ground lease on the Property so requesting, the Tenant shall enter into a written agreement with the holder of such mortgage, or ground lease containing such provisions as the holder shall reasonably require, including, without limitation, provisions that: (1) the Tenant will not pay any rent under the Lease more than thirty (30) days in advance of its due date (except for security deposits); (2) Tenant will not enter into or consent to the modification of any of the terms of this Lease nor to the termination thereof by the Landlord without the mortgagee’s or ground lessor’s prior written consent; and (3) Tenant will not seek to terminate this Lease by reason of any act or omission of the Landlord until the Tenant shall have given written notice of such act or omission to the holder of such mortgage, or ground lease (at such holder’s last address furnished the Tenant) and until a reasonable period of time shall have elapsed following the giving of such notice, but in no event less than thirty (30) days, during which period such holder shall have the right, but shall not be obligated to remedy such act or omission.

15.                               LANDLORD’S ACCESS/RIGHT OF ENTRY.  The Landlord, and agents of the Landlord may, at all reasonable times, upon not less than twenty-four (24) hours’ notice, except in emergencies, enter to view the Premises to make such repairs and alterations as Landlord should elect to do and may remove placards and signs not approved and affixed as herein provided, and at any time within nine (9) months before the expiration of the Term, may affix to any suitable part of the Premises a notice for letting or selling the Premises or property of which the Premises are a part and keep the same so affixed without hindrance or molestation and may show the Premises to others.  Landlord reserves the right from time to time, upon reasonable advance notice and without unreasonable interference with Tenant’s use or access to the Premises: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, (b) to alter or relocate any other common facility, provided that such alterations are substantially equivalent or better so long as such changes do not reduce the square feet of the Premises; (c) to change the size of any common facility or area, or the location and nature of any common facility or area; (d) to make, and from time to time change, reasonable rules and regulations relating to the use of the common facilities and areas provided such rules and regulations are non-financial, non-discriminatory, uniformly enforced and do not diminish Lessee’s use of the Premises or rights under this Lease; (e) temporarily close any common facilities or areas to make repairs or changes or to prevent the acquisition of easements or a dedication to public use, or to discourage use of such facilities by anyone not entitled thereto provided that Lessor shall at all times maintain reasonable access to the Premises, and (f) to do any other act or thing with respect to the common facilities or areas which in Lessor’s reasonable judgment may be desirable to improve the convenience and utility of the common facilities and areas to the occupants of the Building of which the Premises are a part; provided that Lessor shall exercise any of the foregoing rights in such a manner as not to unreasonably interfere with Lessee’s use of the Premises.

16.                               INDEMNIFICATIONS AND LIABILITY.

Except as provided in Section 24 with regard to insured losses, the Tenant shall save the Landlord and its trustees, beneficiaries, managers, members, servants, agents and employees and those in privity with the estate of the Landlord, harmless from all loss and damage occasioned by the use or escape of water or by the bursting of pipes, or by any nuisance caused by the Tenant or on the Premises, unless such loss is caused by the neglect of the Landlord.  In addition, to the maximum extent permitted by law, Tenant hereby indemnifies and covenants to save Landlord and its trustees, beneficiaries, managers, members, servants, agents and employees and those in privity with the estate of the Landlord, harmless from and against any and all claims, damages, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority:

(i)            on account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the Premises on account of or based upon the act, omission, fault, negligence or misconduct of any person other than Landlord or its trustees, beneficiaries, managers, members, servants, agents, employees or contractors;

(ii)           on account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on or about the Property of which the Premises are a part and other than on the Premises (and, in particular, without limiting the generality of the foregoing, on or about the stairways, entrance ways, corridors, sidewalks, concourses, approaches, area ways, or other appurtenances and facilities used in connection with the Property or the Premises) arising out of the use or occupancy of the Property or the Premises by the Tenant or by any person claiming by, through or under Tenant, and caused by the act, omission, fault, negligence or misconduct of Tenant or its officers, servants, agents, employees, independent contractors or invitees; and

(iii)          on account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by Landlord or its contractors, or agents or employees of either) on the Premises during the Term of this Lease and during the period of time, if any, prior to the Commencement Date when Tenant may have been given access to the Premises, except as a result of the acts of the Landlord or its trustees, beneficiaries, managers, members, servants, agents or employees;

and, in respect of any of the foregoing, from and against all costs, expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred in or in connection with any such claim, or any action or proceeding brought thereon.

In addition, to the maximum extent permitted by law, Landlord hereby indemnifies and covenants to save Tenant and its trustees, beneficiaries, managers, members, servants, agents and employees and those in privity with the estate of the Tenant, harmless from and against any and all claims, damages, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the Premises or the Property on account of or based upon the act, omission, fault, negligence or misconduct of Landlord or its trustees, beneficiaries, managers, members, servants, agents, employees or contractors, and from and against all costs, expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred in or in connection with any such claim, or any action or proceeding brought thereon.

Tenant shall not generate, store, release, transport, dispose of or otherwise handle any substance, waste or material deemed hazardous, toxic or a contaminant under any federal, state or local statute, law, ordinance, rule or regulation, order or decision (hereinafter, any “Hazardous Substance”) except for customary office supplies and cleaning materials and other minimal amounts of such materials customarily used in the operation of Tenant’s business, but always in compliance with all applicable laws.  Tenant shall defend, indemnify and hold harmless Landlord and any mortgagee of Landlord and their respective officers, managers and members of, from and against any and all liability, loss, damage, reasonable cost, or expense, including without limitation, reasonable attorneys’ fees, consultants’ fees and clean-up costs, arising from the presence, release, or threat of release of any Hazardous Substance on the Premises first occurring during the Term and arising out of the generation, storage, release, transportation, disposal or other handling of any Hazardous Substance at or near the Premises by Tenant, its employees, invitees, contractors or agents, and, notwithstanding any other provision of this Lease to the contrary, including, without limiting the generality of the foregoing, any release of Hazardous Substances from the Premises regardless of whether said release or threat of release is caused by fire, other casualty, negligence or any other cause of any kind, regardless of fault, unless such release is caused by Landlord.

The above indemnifications shall survive the expiration or earlier termination of this Lease.

17.                               LIABILITY AND PROPERTY INSURANCE

(a)                                 The Tenant shall maintain in full force, from the Commencement Date, with respect to the Premises and the Property of which the Premises are a part, commercial general liability insurance written on an occurrence basis and including contractual liability coverage to cover any liabilities assumed under this Lease in the amount of $2,000,000.00, with property-

damage insurance in limits of $2,000,000, in responsible companies qualified to do business in Massachusetts and in good standing therein naming the Landlord as insured and the Tenant as an additional insured against injury to persons or damage to property as provided.  The Tenant shall deposit with the Landlord ACORD Form 27 certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies.  AH such insurance certificates shall provide that such policies shall not be canceled or amended without at least twenty (20) days’ prior written notice to each insured and additional insured named therein.  The Landlord shall have the right from time to time to require modifications to the policy or policies or to require an increase in such minimum limits upon notice to the Tenant, provided that any such increase or modifications shall provide coverage of a nature and in amounts similar to coverage on like properties in the Greater Boston market as reasonably determined by Landlord.  Additionally, the Tenant shall also maintain in full force and effect from the Commencement Date throughout the Lease Term and thereafter so long as the Tenant is in occupancy of any part of the Premises, property insurance covering the Tenant’s furnishings, fixtures, equipment or other personal property of the Tenant written on an “All Risk” basis for full replacement cost.

The Tenant agrees that Landlord shall not be responsible or liable to Tenant, or those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying or using adjoining premises, or otherwise, or for any loss or damage resulting to the Tenant or those claiming by, through or under Tenant, or its or their property, except that the foregoing shall not exculpate the Landlord from its own negligent acts or omissions.

(b)                                 During the Term of this Lease, Landlord shall obtain and maintain the following insurance coverage in such amounts as Landlord shall reasonably determine, and the Tenant shall be billed for its proportionate share of the annual insurance premiums related thereto as part of Landlord’s Operating Costs pursuant to Section 5(b) above: (i) all risk hazard insurance covering the Building, Landlord’s Work in the Premises and all other improvements owned by the Landlord on the property of which the Premises are a part; (ii) general liability insurance covering the common areas of the Property containing the Premises for personal injury, bodily injury and property damage claims; and (iii) such other reasonable insurance coverages which Landlord may deem necessary to protect the Premises and the Building and property of which the Premises are part.

18.                               FIRE, CASUALTY - EMINENT DOMAIN.  Should a substantial portion of the Premises or Building of which the Premises are a part be substantially damaged by fire or other casualty, or a substantial portion of the Premises be taken by eminent domain, the Landlord may elect to terminate this Lease.  When such fire, casualty, or taking renders the Premises substantially unsuitable for their intended use, a just and proportionate abatement of Rent shall be made for the period in which, by reason of such damage, there is interference with Tenant’s use of the Premises, and the Tenant may elect to terminate this Lease if: (a) The Landlord fails to give written notice within sixty (60) days of intention to restore Premises; or (b) The Landlord fails to commence restorations within sixty (60) days of the casualty or fails to restore the Premises to a condition substantially suitable for their intended use within one hundred eighty (180) days of said fire, casualty or taking.

If during the term of this Lease, there shall be partial damage to the Premises or Building by fire or other casualty or taking, the Landlord shall promptly proceed to restore the Premises to its condition prior to such event, and restoration shall be complete as soon as reasonably possible, but in any event, within one hundred twenty (120) days, and a just and proportionate abatement of Rent shall be made for the period in which, by reason of such damage, there is interference with Tenant’s use of the Premises “Substantial damage” shall be deemed to mean damage which cannot in the ordinary course be expected to be repaired in 180 days and “partial damage” shall be deemed to mean damage which can reasonably be expected to be repaired within 120 days.

The Landlord reserves, and the Tenant grants to the Landlord, all rights which the Tenant may have for damages or injury to the Premises for any taking by condemnation or eminent domain, except for damage to the Tenant’s fixtures, property or equipment.  Tenant acknowledges and agrees that Tenant shall be solely responsible to insure its fixtures, property and equipment.

In no event shall the Landlord have any obligation to make any repairs or perform any restoration work under this Section if prevented from doing so by reason of any cause beyond its reasonable control, including, without limitation, the requirements of any applicable laws, codes, ordinances, rules or regulations, or in the event of damage to or destruction of any portion of the Building which is not fully covered by the insurance proceeds received by the Landlord or in the event that any portion of the insurance proceeds must be paid over to or are retained by the holder of any mortgage on the Property and in such events Landlord may terminate this Lease by written notice to the Tenant, given within thirty (30) days after the date of notice to Landlord that said damage or destruction is not so covered, or that the proceeds are not available for repair of the damage or destruction.  Further, the Landlord shall not be obligated to make any repairs or perform any restoration work to any fixtures in or portions of the Premises or the Building which are not the property of the Landlord or other leasehold improvements constructed by Tenant.

19.                               DEFAULTS AND BANKRUPTCY.

(a)                                 In the event (each an “Event of Default”):

(i)            The Tenant shall fail to pay any installment of Base Rent, Additional Rent or other sums herein specified within five (5) days of any due date;

(ii)           The Tenant shall fail to perform or observe any other of the Tenant’s covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof or in the event of non-monetary defaults, such longer time as is reasonably required provided the Tenant is diligently proceeding to cure the default and in any event within sixty (60) days after written notice;

(iii)          The Tenant shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of Tenant’s property for the benefit of creditors or any receiver or trustee is appointed for all or any portion of the Tenant’s property or any involuntary or voluntary proceedings are begun under any bankruptcy or similar laws for reorganization or arrangements to settle, satisfy or extend payment of debts;

(iv)          The Tenant shall vacate or abandon the Premises and has ceased paying rent and/or performing its other obligations under this Lease; or

(v)           If the Tenant’s interest in this Lease shall be taken by execution or other process of law or devolve upon or pass to another person by operation of law or otherwise, except as otherwise permitted hereunder;

then the Landlord shall have the right thereafter, while such default continues, to declare the term of this Lease ended, without prejudice to any remedies which might be otherwise used for arrears of rent or other default.

(b)                                 If this Lease shall have been terminated as provided in Section 19(a), then Landlord may, without notice re-enter the Premises either by summary proceedings or otherwise, and to remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made.

(c)                                  In the event that this Lease is terminated under any of the provisions contained in Section 19(a) or shall be otherwise terminated by breach of any obligation of Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Base Rent and other Rent and charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord has not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Term, and for the whole thereof, but in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all reasonable expenses incurred in reletting the Premises (and not reimbursed by third person) (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

Amounts received by Landlord after reletting shall first be applied against such Landlord’s reasonable expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant’s liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant’s obligations as of each day when a payment would fall due under this Lease, and only the net amount therefor shall be payable by Tenant.  Further, amounts received by Landlord from such reletting for any period shall be credited only against obligations of Tenant allocable to such period, and shall not be credited against obligations of Tenant hereunder accruing subsequent or prior to such period; nor shall any credit of any kind be due for any period after the date when the term of this Lease is scheduled to expire according to its terms.

Landlord shall use reasonable efforts to mitigate any damages hereunder following any termination of this Lease or any termination of Tenant’s possession of the Premises.

(d)                                 At any time within eighteen (18) months after such termination and whether or not Landlord shall have collected any damages as aforesaid, as liquidated final damages and in lieu of all other damages beyond the date of notice from Landlord to Tenant, at Landlord’s election, Tenant shall pay to Landlord such a sum as at the time of the giving of such notice represents the amount of the excess, if any, of the total rent and other benefits which would have accrued to Landlord under this Lease from the date of such notice for what would be the then unexpired Lease Term discounted to present value at a six (6%) percent interest rate (but not including any unexercised Renewal Options) if the Lease terms had been fully complied with by Tenant over and above the then cash rental present value (in advance) of the Premises for the balance of the Lease Term.

(e)                                  In case of any Event of Default, re-entry, dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term of terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable or necessary to re-let the same and (ii) may make such alterations and repairs in the Premises as Landlord in its reasonable judgment considers advisable or necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.  Landlord shall in no event be liable, in any way whatsoever for failure to re-let the Premises, or, in the event that Premises are re-let, for failure to collect the rent under re-letting.  Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

(f)                                   The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

(g)                                  Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or if thirty (30) days is not reasonably sufficient time, such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.  Tenant will not seek to terminate this Lease by reason of any act or omission of the Landlord until the Tenant shall have given written notice of such act or omission to the holder of such mortgage, deed of trust or ground lease (at such holder’s last address furnished the Tenant) and until thirty (30) days shall have elapsed following the giving of such notice during which period such holder shall have the right, but shall not be obligated, to remedy such act or omission.

20.                               NOTICE.  Any notice hereunder shall be in writing and shall be deemed duly served if mailed to the Tenant by registered or certified mail, return receipt requested, postage prepaid or by a nationally recognized overnight courier service to the addresses set forth above, unless notice is given of an alternative mailing addresses in the manner prescribed above.  Notices shall be deemed to have been received or given upon the date of actual receipt or the date on which the addressee refused receipt.

21.                               SURRENDER.  The Tenant shall at the expiration or other termination of this Lease remove all Tenant’s goods and effects from the Premises (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the Tenant, either inside or outside the Premises).  Tenant shall deliver to the Landlord the Premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Premises, in the same condition as they were at the commencement of the Term, or in the case of permitted alterations, additions and improvements as they were put in during the term hereof, reasonable wear and tear and damage by fire or other casualty and condemnation and repairs which are the responsibility of Landlord only excepted.  In the event of the Tenant’s failure to remove any of Tenant’s property from the Premises or otherwise comply with the provisions above, Landlord shall have all remedies available at law, and additionally, Landlord is hereby authorized, without liability to Tenant for loss or damage thereto, and at the sole risk of Tenant, to remove and store any of the property at Tenant’s expense, or to retain same under Landlord’s control or to sell at public or private sale, without notice, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property Landlord shall have all remedies available at law or in equity for Tenant’s failure so to do.

In addition to all such remedies, Tenant further agrees that any holding over by it which has not been consented to in writing by Landlord shall be treated as a tenancy at sufferance at a per diem calculated on the basis of one and one-half (1.5) times the monthly rent in effect at the time of expiration or earlier termination, plus other charges then applicable as of the date of the expiration or earlier termination of this Lease, and such tenancy at sufferance shall otherwise be on the terms and conditions set forth in this Lease so far as applicable.  Any monies received after the termination date of the Lease will be applied for “use and occupancy only” and will not reestablish the tenancy and shall otherwise be on the terms and conditions set forth in this Lease, as far as applicable.

22.                               BROKERAGE.  Landlord and Tenant represent and warrant to each other that they have not dealt with any broker in connection with the Premises and each party indemnifies the other from any claims made by any other broker arising in breach of such representation.

23.                               QUIET ENJOYMENT.  Tenant shall, upon paying the Rent reserved hereunder and observing and performing all of the terms, covenants and conditions on Tenant’s part to be observed and performed, peaceably and quietly have and hold the Premises without hindrance or molestation by any person or persons lawfully claiming by, through or under, Landlord, subject, however, to the terms of this Lease.  It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord’s successors only with respect to breaches occurring during Landlord’s and Landlord’s successors’ respective ownership of Landlord’s interest hereunder.

24.                               WAIVER OF SUBROGATION.  Landlord and Tenant hereby release each other, to the extent of their respective insurance coverages or insurance coverages required to be carried pursuant to this Lease, whichever is greater, from any and all liability for any loss or damage caused by fire, any of the extended coverage casualties, or other casualties insured against, even if such fire or other casualty shall be brought about by the fault or negligence of the party benefited by the release of its agents, provided, however, this release shall be in force and effect only with respect to loss or damage occurring during such time as the policies of fire, extended coverage and other insurance, maintained by the releasing party shall contain a clause to the effect that such release shall not affect said policies or the right of the releasing party to recover thereunder.

25.                               ENTIRE AGREEMENT; EXECUTION AND HEADNOTES.  This Lease together with all Exhibits referred to herein and the Summary of Basic Terms sets forth the entire agreement between the parties hereto and supersedes and replaces ail prior agreements and understandings, including, without limitation, any letters of intent.  This Lease cannot be modified or amended, except by a writing duly executed by the respective parties.  This Lease is executed as a sealed instrument and in multiple counterparts, and shall be deemed one instrument.  The headnotes throughout this Lease are for convenience of reference only, and shall in no way be held or deemed to define, limit, explain, describe, modify or add to the interpretation, construction or meaning of any provision of this Lease.  This Lease has been negotiated by the parties and any ambiguity in any provision shall not be construed against either party as drafter.  This Lease shall be governed by, and construed in accordance with the laws of The Commonwealth of Massachusetts.

26.                               NO WAIVER.  No assent, express or implied, by the Landlord or Tenant to any breach of any agreement or condition herein contained on the part of the Tenant or Landlord to be performed or observed, and no waiver, express or implied, of any such agreement or condition shall be deemed to be a waiver of an assent to any succeeding breach of the same or any other agreement or condition; the acceptance by the Landlord of Rent or other payment hereunder, or silence by the Landlord or Tenant as to any breach, shall not be construed as waiving any of the Landlord’s or Tenant’s rights hereunder unless such waiver shall be in writing.  No acceptance by Landlord of a lesser sum than the Base Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such vent or charge due, nor shall any endorsement or statement on any check or any charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy provided in this Lease.

27.                               SUMMARY OF BASIC TERMS.  The Summary of Basic Terms which is affixed to this Lease sets forth certain basic terms and information which is thereafter referred to in the main text of this Lease.  Every reference to the Summary of Basic Terms, or to a particular item thereon, shall have the effect of incorporating the Summary, or the particular item thereof, into the main text of the Lease.

28.                               PARTIAL INVALIDITY.  The invalidity of one or more phrases, sentences, clauses or articles shall not affect the remaining portions of this Lease, and if any part of this Lease should be declared invalid by the final order, decree or judgment of a court of competent jurisdiction, this Lease shall be construed as if such invalid phrases, sentences, clauses or articles had not been inserted.

29.          NO RECORDING.  Neither this Lease nor, except as hereafter provided, any memorandum regarding the Lease shall be recorded.  At the request of either party, the parties shall execute and record a notice of lease.

30.          RIGHT TO PERFORM TENANT’S COVENANTS.  Tenant covenants and agrees that, if it shall, at any time, fail to make any payment or perform any other act on its part to be made or performed as in this Lease provided, and Tenant fails to cure the same within the time periods set forth in Section 19, or in the event no time period is specified therein, within thirty (30) days of written notice, or in the event the performance of such act(s) (excluding therefrom any payment obligation) cannot be cured within twenty (20) days of written notice, despite due diligence, or such shorter time as Landlord deems necessary in the event of an emergency, Landlord, in its sole discretion following notice to Tenant of its election so to do, may make any payment or perform any other act on the part of the Tenant to be made and performed as in this Lease provided, in such manner and to such extent as Landlord may reasonably deem necessary, and in exercising any such rights, Landlord may pay reasonable necessary and incidental costs and expenses, employ counsel, and incur and pay reasonable attorneys’ fees.  The making of any such payment or the performing of any other act by the Landlord pursuant to this Section shall not waive, or release the Tenant from, any obligations of the Tenant in this Lease contained.  All reasonable sums so paid by Landlord and all reasonably necessary and incidental costs and expenses in connection with the performance of any such act by Landlord shall, except as otherwise in this Lease expressly provided, be payable to Landlord within thirty (30) days after Landlord presents an invoice (with backup materials) to Tenant, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of the Base Rent.

31.          LIMITATION OF LANDLORD’S LIABILITY.  Unless otherwise provided in this Lease, the obligations of the Landlord hereunder shall be binding upon Landlord and each succeeding owner of the Landlord’s interest hereunder only during the period of such ownership and Landlord and each succeeding owner shall have no liability whatsoever except for its obligations during each such respective period.  Tenant hereby agrees for itself and each succeeding holder of the Tenant’s interest, or any portion thereof, hereunder, that any judgment, decree or award obtained against the Landlord or any succeeding owner of the Landlord’s interest, which is in any manner related to this Lease, the Premises or the Tenant’s use and occupancy of the Premises or the common areas of the Building or Property, whether at law or in equity, shall be satisfied out of the Landlord’s interest in the Building or Property and the rents and income from the Property and Building subject to the rights of mortgagees, and further agrees to look only to such assets and to no other assets of the Landlord, or any succeeding owner, for satisfaction.  Neither the Trustees, partners nor beneficiaries of Landlord shall have any personal liability hereunder.  The foregoing limitation shall not operate to bar the Tenant from seeking injunctive or other equitable relief from a court of competent jurisdiction.  In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause except in the event of actual damage caused by Landlord’s willful misconduct or bad faith.

32.          MISCELLANEOUS.  If any payment of Base Rent or other payment or charge payable to Landlord hereunder or with respect hereto shall not be paid when due (after the receipt of an invoice except in the case of Base Rent), in which case no invoice shall be required, the same shall bear interest from date when same was due and payable until the date paid with interest at the rate of Eighteen (18%) percent per annum.  In addition, a service fee in the amount of $250.00 will be charged for each late rent charge invoice prepared in the event rent is not paid on or before the fifth (5th) day of any month.

Without limiting any of Landlord’s rights and remedies hereunder, and in addition to all other amounts Tenant is otherwise obligated to pay, it is expressly agreed that, unless prohibited by applicable law, the Tenant agrees to pay to the Landlord the amount of all reasonable legal fees and expenses incurred by Landlord arising out of or resulting from any act or omission by the Tenant with respect to this Lease or the Premises, including, without limitation, any breach by the Tenant of its obligations hereunder.

Furthermore, if the Tenant shall request the Landlord’s consent or joinder in any instrument pertaining to this Lease, the Tenant agrees to promptly reimburse the Landlord for the reasonable legal fees incurred by Landlord in processing such request, whether or not the Landlord complies therewith; and if the Tenant shall fail to reimburse the Landlord within thirty (30) days after the Landlord’s request for reimbursement, the same shall be deemed to be a default in the Tenant’s monetary obligations under this Lease.  Whenever Tenant shall request approval by Landlord or Landlord’s architect or engineer of plans, drawings, specifications, or otherwise with respect to initial alteration of the Premises, subsequent remodeling thereof, installation of signs including subsequent changes thereof, or the like, Tenant specifically agrees to promptly pay to Landlord’s architect or engineer (or reimburse Landlord for the payment Landlord makes to said architect or engineer) for all reasonable charges involved in the review (and re-review, if necessary) and approval or disapproval thereof whether or not approval shall ultimately be given.

In the event that Landlord and Tenant are involved in any litigation regarding the performance of any of their obligations under this Lease, the unsuccessful party, as determined by final order, decree or judgment in such litigation issued by a court of competent jurisdiction, shall reimburse the successful party for all reasonable legal fees and expenses incurred by such successful party in connection with obtaining such final order, decree or judgment.

33.          WAIVER OF TRIAL BY JURY.  It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding, or counterclaim brought by the parties hereto on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, and/or any claim of injury or damage, and any emergency, summary or statutory remedy.

34.          SUBMISSION OF LEASE NOT OFFER.  The submission of this lease for examination and negotiation does not constitute an offer to lease, a reservation of, or option for, the premises and shall vest no right in any party.  Tenant and/or anyone claiming under or through tenant, shall have the rights to the premises as set forth herein, and this Lease shall become effective as a lease, only upon execution and delivery of a fully signed lease by Landlord and Tenant regardless of any written or verbal representation of any agent, manager or employee of landlord to the contrary.

35.          AUTHORITY.  If Tenant is a corporation or a limited liability company, each of the persons executing this instrument on behalf of the Tenant hereby covenants and warrants that the Tenant is a duly existing and valid corporation or limited liability company, as is the case, and that the person(s) so executing this Lease have been duly authorized and directed to so execute and deliver this Lease.  Further, if the Tenant is a corporation or a limited liability company, the Tenant shall deliver to the Landlord, at the time of execution of this lease a clerk’s or secretary’s certificate or other certificate of authority and incumbency attesting to the authority of the individual executing this Lease on behalf of the Tenant.

36.          TENANT’S OPTION TO EXTEND.  The Tenant shall have the option (the “Extension Option”) to extend the Term of this Lease specified in Section 3 hereof (herein referred to as the “Original Term”) for one (1) additional period of two (2) years (hereinafter referred to as the “Extended Term”).  Such option to extend may be exercised as hereinafter provided.  The Tenant may exercise the aforesaid Extension Option by giving written notice to the Landlord of Tenant’s election to extend the Original Term of this Lease, provided that such written notice shall be given not less than nine (9) months prior to the expiration of the Original Term.  Upon exercise of said Extension Option as aforesaid, the Term of this Lease shall be automatically extended by the aforesaid two (2) year period without the requirement of any further instrument, upon the same terms and conditions set forth in this Lease, and Landlord shall not be obligated to provide any so called “free rent” or tenant improvement allowance or other tenant inducements, and Base Rent for the Extended term shall be determined as provided in Section 36(a) below.  In the event that the Extension Option is duly exercised, all references contained in this Lease to the Term hereof, whether by number of years of number or months, shall be construed to refer to the Original Term hereof extended as aforesaid, whether or not specific reference thereto is made in this Lease.

(a)           Rent During Extended Term.  In the event Tenant exercises its Extension Option as herein provided, commencing on the first day of the Extended Term, Tenant shall pay to Landlord for the Premises then leased by Tenant annual Base Rent as set forth on the Summary of Basic Terms, and, in any event, shall continue to pay Additional Rent as set forth in Section 5(b).

(b)           Conditions Precedent to Exercise.  Notwithstanding any contrary provision of this Section 36 or any other provision of this Lease, the Extension Option and any exercise by Tenant of the Extension Option shall be void and of no effect unless on the date Tenant notifies Landlord that it is exercising the Extension Option and on the date of commencement of the applicable Extension Term (i) this Lease is in full force and effect, (ii) no Event of Default on the part of Tenant has occurred under this Lease, and (iii) Tenant has neither assigned this Lease nor sublet any portion of the Premises except as permitted in Section 13 of this Lease.

(c)           Amendment.  In the event Tenant elects to exercise the Extension Option as set forth in this Section 36, Landlord and Tenant agree to enter into an amendment to this Lease to confirm such exercise and to document all changes to the Lease, as amended, resulting from the exercise of such option.

37.          Intentionally Omitted.

38.          APPLICABLE LAW.  This Lease shall be governed by, and construed in accordance with the laws of The Commonwealth of Massachusetts.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have signed this Lease as a sealed instrument as of the day and year first written above.

LANDLORD:
NIVEK INVESTMENTS I, LLC

By:	/s/ Dean Calivas
Name:	Dean Calivas
Title:	Agent on behalf of Nivek Investments I, LLC

TENANT:
KARYOPHARM THERAPEUTICS, INC.

By:	/s/ Michael Kauffman
Name:	Michael Kauffman
Title:	CEO

EXHIBIT A

PLAN DEPICTING THE PREMISES (ATTACHED)
(SECTION 2)

Exhibit A 2 MERCER ROAD Premises

EXHIBIT B

LANDLORD’S WORK
(SECTION 4)

Landlord to deliver Premises “As Is” except as noted below:

Landlord, at its sole cost and expense unless otherwise noted (which costs and expenses shall not be included in Operating Costs), shall:

1.                                      Paint all walls and woodwork along with some accent walls within the Premises, colors to be determined by Tenant;

2.                                      Install one wall and one office door in the office adjacent from the stairs in order to create two offices;

3.                                      Relocate the existing door to the executive bathroom to the location as mutually agreed upon by Landlord and Tenant; and

4.                                      Replace the carpeting in the Premises, the cost of which will be shared equally between Landlord and Tenant, with a carpet selected by Tenant from samples provided by Landlord.

5.                                      Replace any missing or inoperable window blinds, as determined by Landlord and Tenant’s joint inspection.

6.                                      Clean all windows.

7.                                      Replace the lock on the main door of the Premises.

8.                                      Remove computer rack and air conditioning system from the “data room” and deliver air conditioning unit to SBH Sciences, Inc.

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (the “First Amendment”) is made as of this 10th of January 2012 by and between Nivek Investments I, LLC (the “Landlord”) and Karyopharm Therapeutics, Inc.  (the “Tenant”), collectively the “Parties”.

WHEREAS, there exists a certain Commercial Lease dated as of December 10, 2010 between Landlord and Tenant (the “Lease”) with respect to certain space consisting of approximately 4,094 rentable square feet (the “Existing Space”) in the building situated at the real estate known as 2-4 Mercer Road, Natick, Massachusetts (the “Building”);

WHEREAS, Tenant wishes to expand its premises by leasing from Landlord a portion of the first floor office space consisting of approximately 2,504 rentable square feet (the “Expansion Space”) in the Building as depicted on the attached Exhibit A;

WHEREAS, Tenant has elected to exercise its Extension Option as provided for in Section 36 of the Lease and to further extend the term of the Lease; and

WHEREAS, the Landlord and Tenant desire to amend the Lease as set forth below.

NOW, THEREFORE, for good and valuable consideration, the mutual receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.                                      Commencing February 1, 2012, Tenant shall lease from Landlord the Expansion Space, which together with the Existing Space shall collectively thereafter be known as the “Premises”.

2.                                      Landlord shall deliver the Premises “As Is” as to condition and layout, except for the improvements that Landlord will complete at its expense (the “Landlord’s Work”) as outlined on Exhibit B attached hereto and made part of this Amendment.

3.                                      The Lease shall be extended for a period of three (3) years commencing February 1, 2012 and terminating January 31, 2015 (the “Extension Term”), unless sooner terminated pursuant to the terms of the Lease.

4.                                      Commencing February 1, 2012, the monthly Base Rent shall be as follows:

Monthly Base Rent

Month	Existing Space	Expansion Space	Total
02/1/2012-12/31/2013	$4,435.17	$3,474.30	$7,909.47
01/1/2014-01/31/2015	$4,605.75	$3,578.63	$8,184.38

The monthly Base Rent shall be payable by Tenant to Landlord on the first day of each calendar month without prior notice or demand and without set-off or deduction of any kind whatsoever.

5.                                      Tenant shall continue to pay its proportionate share of Additional Rent as set forth in Section 5 (b) of the Lease.  Tenant’s Proportionate Share shall be increased to 38.17%,

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computed on the basis of the Premises containing approximately 6,598 square feet of rentable area and the Building containing a total of 17,284 square feet of rentable area.

6.                                      Tenant’s Security Deposit shall be no less than Sixteen Thousand Seven Hundred Twenty Five and 00/100 ($16,725.00) during the Extension Term.

7.                                      Tenant shall be granted the non-exclusive use of nineteen (19) parking spaces during the Extension Term.

8.                                      Tenant acknowledges that it has not engaged any real estate broker in connection with this First Amendment and agrees to indemnify Landlord from any claims made by any other broker pursuant to this transaction.

9.                                      The Parties hereby represent that the Lease between Landlord and Tenant is in full force and effect and that neither party is in default at the present time or in violation of any of the terms or conditions of the Lease.

10.                               The undersigned individuals hereby certify that they have been duly authorized to execute and deliver this First Amendment to Lease on behalf of the Tenant and the Landlord, respectively.

11.                               This First Amendment may be executed in multiple counterparts and collectively shall be deemed one instrument.  The parties hereto agree that facsimile signatures shall be deemed original signatures for all purposes.

12.                               All capitalized terms herein, if not otherwise defined, shall have the meanings ascribed to them in the Lease.

13.                               This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14.                               This First Amendment and the original Lease contain the entire agreement between the Parties with regard to the matters set forth herein and supersedes all prior discussions and understandings.

Except as modified above, all terms, covenants and conditions of the Lease shall remain in full force and effect.  In the event of a conflict between the terms and conditions of this First Amendment and the terms and conditions of the Lease, the terms and conditions of this First Amendment shall govern.

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IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to be duly executed under seal as of the day and year first above written.

Landlord:	Tenant:
Nivek Investments I, LLC	Karyopharm Therapeutics, Inc.

/s/ Dean Calivas	/s/ Michael Kauffman
Dean Calivas, Stonegate Group, LLC, as agent on behalf of Nivek Investments I, LLC	Michael Kauffman, M.D., Chief Executive Officer

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EXHIBIT A

PREMISES

(Attached)

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Existing Space Expansion Space

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EXHIBIT B

LANDLORD’S WORK

Landlord shall deliver the Premises “As Is” as to condition and layout, except as noted below.

Landlord, at its sole cost and expense, which cost shall not be included in Operating Costs, shall:

EXPANSION SPACE

•                  Lobby: remove approximately 21’ of lobby wall and relocate fire alarm, thermostat, light fixtures and others wires.  Replace drop-ceiling sections to match existing ceiling.  Patch and paint affected areas.  Remove one of the two entrance doors in glass vestibule and install a 55”1/4 x 93”1/2 glass panel to match.

•                  Large office: construct two (2) 10’ high walls dividing the office into three (3) offices.  The new walls will be insulated and will include outlets.  Two (2) 2’ x 2’ drop-ceiling HVAC diffusers will be added to the office area.  Install baseboard, adjust drop-ceiling to match existing.  Replace ceiling tiles if and as needed.  Plaster and paint affected areas.  Open and frame one new flush pre-hung birch door, solid core 36x80, polyurethane and install locks.

•                  Conference room (new): construct approximately 15’4” long floor to ceiling glass panel wall framed with sheetrock / metal frame and a new flush pre-hung birch door, solid core 36x80, polyurethane and locks.

•                  Carpet: remove and replace carpet throughout first floor office space to match the carpet in the Existing Space.

EXISTING SPACE

•                  Office (northwest corner): remove existing door and wall to open area.  Construct one 11’5” x 10’ high wall dividing the room.  Install baseboard, plaster and paint affected areas.  Adjust drop-ceiling sections to match existing ceiling.  Add one (1) 2’ x2’ drop-ceiling HVAC diffuser.  Separate light fixtures, add two (2) new switches, two (2) double outlets and, if needed, one (1) additional light fixture.  Frame two (2) flush pre-hung birch doors, solid core 36x80, polyurethane and install locks for both rooms (reuse one existing door).

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SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE (the “Second Amendment”) is made as of this 29th day of July 2013 by and between Nivek Investments I, LLC (the “Landlord”) and Karyopharm Therapeutics, Inc. (the “Tenant”), collectively the “Parties”.

WHEREAS, there exists a certain Commercial Lease dated December 10, 2010 between Landlord and Tenant, as amended by the First Amendment to Lease dated January 10, 2012 (collectively the “Lease”) with respect to certain office space consisting of approximately 6,598 rentable square feet (the “Existing Premises”) in the building situated on the real estate known as 2-4 Mercer Road, Natick, Massachusetts (the “Building”);

WHEREAS, Tenant wishes to expand its Existing Premises by leasing from Landlord a portion of the first floor office space in the Building consisting of approximately 1,145 rentable square feet (the “Expansion Space”) as depicted on the attached Exhibit A;

WHEREAS, the Landlord and Tenant desire to amend the Lease as set forth below.

NOW, THEREFORE, for good and valuable consideration, the mutual receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.                                      Commencing August 1, 2013, Tenant shall lease from Landlord the Expansion Space, which together with the Existing Premises shall collectively equal 7,743 square feet of rentable area and shall hereinafter be known as the “Premises”.

2.                                      Landlord shall deliver the Expansion Space to Tenant “As Is” as to condition and layout.  However, Landlord shall improve the Expansion Space as detailed on the attached Exhibit B (the “Tenant Improvements”) at Tenant’s sole cost and expense.  Tenant shall reimburse Landlord for all Tenant Improvements within five (5) days of invoice from Landlord to Tenant.

3.                                      Commencing August 1, 2013, the monthly Base Rent shall be adjusted as follows:

Monthly Base Rent

Lease Period	Existing Premises	Expansion Space	Total
08/01/2013 — 08/31/2013	$7,909.47	$3,000.00	$10,909.47
09/01/2013 — 12/31/2013	$7,909.47	$1,525.00	$9,434.47
01/01/2014 — 01/31/2015	$8,184.38	$1,525.00	$9,709.38

The monthly Base Rent shall be payable by Tenant to Landlord on the first day of each calendar month without prior notice or demand and without set-off or deduction of any kind whatsoever.

4.                                      Tenant shall continue to pay it proportionate share of Additional Rent as set forth in Section 5(b) of the Lease.

5.                                      Tenant acknowledges that it has not engaged any real estate broker in connection with this Second Amendment and agrees to indemnify Landlord from any claims made by any broker pursuant to this transaction.

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6.                                      The Parties hereby represent that the Lease between Landlord and Tenant remains in full force and effect, and that neither Landlord nor Tenant is in default at the present time or in violation of any of the terms or conditions of the Lease.

7.                                      The undersigned individuals hereby certify that they have been duly authorized to execute and deliver this Second Amendment on behalf of the Landlord and Tenant, respectively.

8.                                      This Second Amendment may be executed in multiple counterparts and collectively shall be deemed one instrument.  The Parties hereto agree that facsimile signatures shall be deemed original signatures for all purposes.

9.                                      All capitalized terms herein, if not otherwise defined, shall have the meanings ascribed to them in the Lease.

10.                               This Second Amendment shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, assigns and guarantors.

11.                               This Second Amendment, together with the original Lease, contain the entire agreement between the Parties with regard to the matters set forth herein and supersedes all prior discussions and understandings.

Except as modified above, all terms, covenants and conditions of the Lease shall remain in full force and effect.  In the event of a conflict between the terms and conditions of this Second Amendment and the terms and conditions of the Lease, the terms and conditions of this Second Amendment shall govern.

IN WITNESS WHEREOF, the Parties hereto have caused this Second Amendment to be duly executed under seal as of the day and year first above written.

Landlord:	Tenant:
Nivek Investments I, LLC	Karyopharm Therapeutics, Inc.

/s/ Dean Calivas	/s/ Paul Brannelly
Dean Calivas, Stonegate Group, LLC, as agent	Paul Brannelly
on behalf of Nivek Investments I, LLC	SVP, Finance & Admin

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Exhibit A Second Floor Exsisting Premises Expansion Space First Floor

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EXHIBIT B

Karyopharm Expansion
Mercer Road, Natick

		Cost

Demolition & Makesafe
	Remove carpeting and base	$720
	Remove and dispose of existing data room wall	$880
Carpentry
	Remove existing doors and infill openings	$540
	Cut in and wrap new hallway opening (no door)	$240
	Cut in new door openings (reusing existing doors and frames)	$810
	Frame and insulate new full height wails to create office	$2,574
	Drywall and 3 coats of mud on new walls	$1,320
	Furnish and Install new 6-8x3-0 LH HM door, leverset and frame	$900
	Furnish and install new commercial locking door hardware	$396
Finishes
	Patch ACT as required at new walls, and at room changes	$1,045
	Patch walls at vinyl base	$240
	Furnish Carpeting & vinyl base	$1,339
	Install New Carpeting and vinyl basethroughout with floor prep to match (go over VCT)	$1,560
	Painting three new offices, doors and common hallway	$2,460
Mechanical
	Cap existing ductwork feeds and reconnect to old ductwork supply	$960
	Allowance to remove split AC unit from existing Data room and roof	$960
Electrical
	Relocate /rework light switch locations	$1,200
	Allowance to ensure rooms are fed from Karyopharm elec panel	$1,440
	Reprogram and test fire alarm devices	$480
	New Outlets in New Wall	$1,100

O&P & Supervision & Insurance		$3,632
Total Estimate		$24,796

Excludes
TelData by others
Outlets to remain as is
HVAC controls
Assumed HVAC trunk is usable, AHU is sized to feed these spaces
Lighting fixtures to remain as is
Using client dumpster
Permit
Off Hours

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